EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 1 (the " Amendment ") dated as of May 28, 2004 to the Credit Agreement dated as of November 12, 1999 and amended and restated as of December 3, 2003 (as amended, the " Credit Agreement "), among GEORGIA GULF CORPORATION (the " Company "), the ELIGIBLE SUBSIDIARIES party thereto, the LENDERS party thereto (the " Lenders ") and JPMORGAN CHASE BANK, as Administrative Agent (the " Administrative Agent ").

W I T N E S S E T H :
WHEREAS, the Company and the Lenders wish to make a change permitting the Company to engage in a greater volume of permitted receivables transactions, as more fully set forth below;
NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Definitions; References. Unless otherwise specifically defined in the recitals above, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, as amended hereby.

Section 2.  Amendment Of Section. The definition of " Permitted Receivables Transaction " in Section 1.01 of the Credit Agreement is amended to replace "$100,000,000" with "$135,000,000".

Section 3. Representations Of Company. The Company represents and warrants that (i) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true on and as of the Amendment Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 4.02 on the occasion of any Loan or issuance of any Letter of Credit and (ii) no Default will have occurred and be continuing on such date.

Section 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.  Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date first above written (the " Amendment Effective Date ") when the Administrative Agent shall have received from (i) the Company for the account of each Lender which has delivered a signed counterpart hereof to the Administrative Agent on or before May 27, 2004, an amendment fee equal to .025% of the sum of such Lender’s Revolving Exposure, outstanding Term Loans and unused Commitments on May 28, 2004 (calculated without giving effect to any Term Loan repayments or Commitment reductions on such date), and (ii) each of the Company and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
GEORGIA GULF CORPORATION
By: ____________________________
Name:
Title:

GEORGIA GULF CHEMICALS & VINYLS, LLC
By: ____________________________
Name:
Title:

GEORGIA GULF LAKE CHARLES, LLC
By: ____________________________
Name:
Title:

JPMORGAN CHASE BANK
By: ____________________________
Name:
Title:

[Awaiting list from Administrative Agent]

NAME OF LENDER:_______________________
By: ____________________________
Name:
Title:

NAME OF LENDER: ______________________
By:_____________________________
Name:
Title:

By: ____________________________
Name:
Title: